Exhibit 99.2

9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Ave., Dongcheng District

Beijing 100738, PRC

Tel: +86 10 8525 5500 Fax: +86 10 8525 5511 / 8525 5522

Beijing · Shanghai · Shenzhen · Hong Kong · Haikou · Wuhan · Singapore

www.hankunlaw.com

Consent of Han Kun Law Offices

To:

NaaS Technology Inc.

Newlink Center, Area G, Building 7, Huitong Times Square,

No.1 Yaojiayuan South Road, Chaoyang District,

Beijing, 100024, The People’s Republic of China

Date: July 28, 2023

Dear Sirs,

We consent to the reference to our firm under the headings “Our Company” and “Legal Matters” in NaaS Technology Inc.’s Registration Statement on Form F-3 dated July 28, 2023. We also consent to the filing of this consent letter with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form F-3 and any amendments thereto.

Yours faithfully,

/s/ HAN KUN LAW OFFICES [Seal Affixed Here]

CONFIDENTIALITY. This document contains confidential information which may be protected by privilege from disclosure. Unless you are the intended or authorised recipient, you shall not copy, print, use or distribute it or any part thereof or carry out act pursuant thereto and shall advise Han Kun Law Offices immediately by telephone, e-mail or facsimile and return it promptly by mail. Thank you